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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 January 1, 1998



        CORPORATE PROPERTY ASSOCIATES 4, A CALIFORNIA LIMITED PARTNERSHIP
        -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        CALIFORNIA                    0-11982                   13-3126150
-----------------------        ---------------------      ----------------------
(State of Organization)        (Commission File No.)          (IRS Employer
                                                          Identification Number)



                         50 Rockefeller Plaza, 2nd Floor
                               New York, NY 10020
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (212) 492-1100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

EVENTS

CORPORATE PROPERTY ASSOCIATES SERIES OF LIMITED PARTNERSHIPS ANNOUNCE COMPLETION OF $750 MILLION TAX FREE CONSOLIDATION

               On October 22, 1997, W.P. Carey and Co., Inc. began soliciting approval from the investors in nine public limited partnerships in the Corporate Property Associated series of limited partnerships (CPA(R)1-9) for the consolidation by merger of CPA(R) 1-9 into a publicly traded Delaware limited liability company (LLC), called Carey Diversified LLC (the "Consolidation"). On December 17, 1997, W.P. Carey & Co., Inc. announced that investors of CPA(R) 1-9 overwhelmingly approved the Consolidation, resulting in an asset base of approximately $750 million. The Consolidation became effective January 1, 1998. Carey Diversified will begin trading on the New Stock Exchange (NYSE) under the symbol "CDC" on January 21.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(C)     EXHIBITS

        The following exhibit is filed as part of this Current Report on Form
8-K:



EX-99.1   Press Release From W.P. Carey & Co., Inc.
          (December 17, 1997).





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                                   SIGNATURES



               Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CORPORATE PROPERTY ASSOCIATES 4,
                                   A CALIFORNIA LIMITED PARTNERSHIP
                                   By Carey Diversified LLC, its General Partner



                                   By: CAREY MANAGEMENT LLC, MANAGER



                                        /s/ Steven M. Berzin
                                        ----------------------------------------
                                        Steven M. Berzin
                                        Executive Vice President



Date:  January 15, 1998



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                                    EXHIBITS



Exhibit   Number and Description
-------   ----------------------


EX-99.1   Press Release From W.P. Carey & Co., Inc.
          (December 17, 1997)